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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan, Amended 1993 Stock Plan and 1998 Nonstatutory Stock Option Plan of NeoMagic Corporation of our report dated February 15, 2002 with respect to the consolidated financial statements and schedule of NeoMagic Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended January 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
San Jose, California December 23, 2002

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS